Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Info:

Deirdre Skolfield, CFA

Investor Relations

SYNNEX Corporation

(510) 668-3715

deirdres@synnex.com

SYNNEX Corporation Announces Completion of New Financing Arrangements

SYNNEX Integration of IBM’s $1.2billion+ CRM BPO Business is On Track

SYNNEX Anticipates the Initial Closing to Occur in the First Calendar Quarter of 2014

Fremont, Calif., - November 27, 2013 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, is pleased to announce the completion of a new financing arrangement to fund the acquisition of IBM’s customer relationship management business as well as SYNNEX’ general working capital requirements.

SYNNEX has entered into a credit agreement with a group of commercial banks which provides for the extension of a revolving credit facility of $275 million and a term loan of $225 million. Under the credit agreement, SYNNEX has the ability to request an increase in the amount of the revolving facility and/or term loan by an aggregate maximum principal amount of up to $125 million. The credit agreement announced today replaces SYNNEX’ prior $100 million revolving credit agreement originally dated November 12, 2010. Both the revolving credit facility and term loan extended under the new credit agreement will mature in November 2018. In connection with the new credit agreement, Bank of America, N.A. is acting as administrative and the Bank of Nova Scotia and the Royal Bank of Scotland acted as co-syndication agents.

SYNNEX anticipates the initial closing of the acquisition to occur in the first calendar quarter of 2014. Approximately 90 percent of the incoming employees from IBM will be included in this initial closing.

About SYNNEX

SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, servicing resellers, retailers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and business process outsourcing. Founded in 1980, SYNNEX employs approximately 14,000 full-time and part-time associates worldwide. Additional information about SYNNEX may be found online at www.synnex.com.

Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Certain statements in this filing including, but not limited to, statements regarding the anticipated uses of the new financing arrangement; the expected timing of the completion of the acquisition; the anticipated increase in employees following the initial closing of the acquisition; the ability to complete the acquisition and any statements of assumptions underlying any of the foregoing are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the risk that the acquisition will not be consummated; failure to receive regulatory approval for the acquisition; risks associated with the acquisition including the ability to successfully integrate employees and operations; diversion of management’s attention; retaining key employees; risks associated with international operations; and other risks detailed from time to time in the reports SYNNEX files with the Securities and Exchange Commission including SYNNEX’ Form 10-K for the year ended November 30, 2012 and Form 10-Q for the quarter ended August 31, 2013. Copies of reports SYNNEX filed with the SEC are posted on its Web site and are available from SYNNEX without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, SYNNEX disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Copyright 2013 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

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